Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-211682) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-216412) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-223407) pertaining to the Reata Pharmaceuticals, Inc. Amended and Restated 2007 Long Term Incentive Plan,
(4)	Registration Statement (Form S-3 No. 333-218915) and in the related Prospectus; and
(5)	Registration Statement (Form S-3 No. 333-226289) and in the related Prospectus.

of our report dated February 28, 2019, with respect to the consolidated financial statements of Reata Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Dallas, Texas

February 28, 2019